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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  September 9, 1994


                         FIRST UNITED BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)



          ARKANSAS                    0-11916                71-0538646
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)           Identification
                                                               Number)


       MAIN AND WASHINGTON STREETS, EL DORADO, ARKANSAS         71730
           (Address of principal executive offices)           (Zip Code)



      Registrant's telephone number, including area code:  (501) 863-3181
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ITEM 5.  OTHER EVENTS.

         On June 14, 1994, First United Bancshares, Inc., El Dorado, Arkansas ("First United"), acquired all of the issued and outstanding common stock of InvestArk Bankshares, Inc., Stuttgart, Arkansas ("InvestArk"), pursuant to an Agreement and Plan of Reorganization, dated December 17, 1993 ("Agreement"), whereby First United acquired 215,960 shares of common stock of InvestArk in exchange for the issuance of 885,523 shares of First United common stock plus cash payment for fractional shares. The average price of First United common stock was defined, pursuant to the Agreement, as the average sales price per share for all trades occurring during the period of ten (10) trading days on which one or more trades actually takes place and which ends immediately prior to the second trading day preceding the closing date. The average price was $29.90 resulting in an exchange ratio of 4.1007 shares of First United common stock for every one (1) share of InvestArk common stock. The method of calculating the above described average sales price and exchange ratio are fully described in First United's Form S-4 Registration Statement under the Securities Act of 1933, Registration No. 33-52341 as filed with the Securities and Exchange Commission ("SEC") on May 4, 1994, and which became effective May 6, 1994 ("Registration Statement"). Furthermore, information regarding the consumation of the transaction and disclosure of certain historical and pro forma financial data can be found in the current report on Form 8-K filed by First United on June 16, 1994 and the amendment thereto filed under cover of Form 8-K/A on August 16, 1994.

         The transaction was accounted for using the pooling of interest method and therefore certain trading restrictions were placed on the shares of common stock of First United held by affiliates of InvestArk and First United received pursuant to the Agreement, said restrictions to be in place until the publication of certain financial data regarding 30 day post-merger combined operations of the constitient corporations. The following is a disclosure of the summary financial data of the combined operations of InvestArk and First United for the period ended July 31, 1994.

                         FIRST UNITED BANCSHARES, INC.
                                  SUMMARY DATA
                              MONTH ENDED JULY 31

                                       JULY 31, 1994    JULY 31, 1993
                                       -------------    -------------
(thousands)
Total Assets                             $1,116,743       $1,077,812
Total Loans                                 506,702          458,868
Total Deposits                              959,397          921,763
Total Equity                                111,233          105,145
Net Interest Income                           3,594            3,503
Net Income                                    1,217            1,157





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        FIRST UNITED BANCSHARES, INC.
                                        (REGISTRANT)


                                        By /s/ John E. Burns
                                           John E. Burns, Vice President and
                                            Chief Financial Officer

Date:  September 9, 1994